UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

October 31, 2005

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 Chadron Avenue, Hawthorne, CA	90250
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 978-0516

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2005, OSI Systems, Inc. (the “Company”) completed the sale and delivery of approximately 20% of its equity interest in Spacelabs Healthcare, Inc. (“Spacelabs”), a newly formed Delaware corporation composed of the healthcare operations of the Company, to non-U.S. Persons (as such term is defined in Regulation S promulgated under the Securities Act of 1933, as amended). The offering raised approximately $27 million, net of expenses. The shares of common stock of Spacelabs are listed on the AIM of the London Stock Exchange under the ticker symbol “SLAB”.

In connection with the closing of the offering, the Company entered into a Master Intercompany Agreement, a Lock-In Agreement, a Placing Agreement and a Relationship Agreement with Spacelabs and various third-parties. A description of the terms and conditions of each agreement are set forth in the final admission document (the “Admission Document”) distributed to investors in connection with the offering. A copy of the Admission Document is attached as an exhibit to the Company’s Form 8-K filed on October 25, 2005 with the Securities and Exchange Commission.

Copies of the Master Intercompany Agreement, the Lock-In Agreement, the Placing Agreement and the Relationship Agreement are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Master Intercompany Agreement

10.2	Lock-In Agreement

10.3	Placing Agreement

10.4	Relationship Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: November 4, 2005	By:	/s/ Victor Sze
Victor Sze
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Master Intercompany Agreement

10.2	Lock-In Agreement

10.3	Placing Agreement

10.4	Relationship Agreement